                                                                     Exhibit 3.5

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                                     BY-LAWS

                                       Of

                      ALLTECH INTERNATIONAL HOLDINGS, INC.

                                Authenticated by

                            Geoffry Matlin, Secretary

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                                     BY-LAWS

                                       OF

                      ALLTECH INTERNATIONAL HOLDINGS, INC.

                                    ARTICLE I

                                     OFFICES

     The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

     Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of any class of capital stock of the Corporation issued and outstanding and entitled to vote.

     Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

     Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be presented or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 7. Informal Action By Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than three (3) and not more than nine (9) members. Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 4 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

     Section 3. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation, voting together as a single class.

     Section 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his or her earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

     Section 5. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

     Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or the President. Special meetings shall be called by the Secretary on the written request of any Director. No notice of special meetings need be given.

     Section 8. Quorum. At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Organization. The Chairman of the Board shall act as chairman at all meetings of the Board of Directors. In the absence of the Chairman of the Board, the Chief Executive Officer (if a member of the Board) or, in the absence of the Chief Executive Officer or, if the Chief Executive Officer is not a member of the Board, the President (if a member of the Board) or, in the absence of the President or, if the President is not a member of the Board, the

Vice Chairman of the Board or, in the absence of the Vice Chairman of the Board, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

     Section 10. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation or any other applicable law, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board.

     Meetings of the Executive Committee may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or any of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     Section 11. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors or as otherwise required under applicable law. Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation or any other applicable law, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors and applicable law may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 12. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 13. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 14. Compensation. Subject to applicable law, the Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers and agents as it may deem appropriate. Any number of offices may be held by the same person.

     Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified, or until their earlier death, resignation or removal from office. Any officer or agent of the Corporation may be removed at any time by the Board of Directors, with or without cause. Any vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at meetings of the Board of Directors and of stockholders and shall have such other functions, authority and duties as may from time to time be prescribed by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

     Section 4. President. The President shall be the chief executive officer of the Corporation and shall have such functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer, if any, or as customarily appertain to the office of the chief executive of a business corporation or as may from time to time be prescribed by the Board of Directors or, if any, the Chairman of the Board.

     Section 5. Vice President. Each Vice President shall have such functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

     Section 6. Secretary. The Secretary shall: (a) keep a record of all proceedings of the stockholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these By-Laws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest such affixing of the seal; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign, with the Chairman, the Chief Executive Officer, the President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation, or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the Corporation; (h) have authority to certify as true and correct, copies of the By-Laws, or resolutions of the stockholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, have the functions, authority and duties incident to the office of secretary and such other functions, authority and duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 7. Assistant Secretary. The Assistant Secretary, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall have the functions, authority and duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and have such other functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.

     Section 8. Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) have the functions, authority and duties incident to the office of treasurer and such other functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. The Treasurer may sign with the Chairman, the Chief Executive Officer, the President or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 9. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall have the functions, authority and duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Treasurer.

     Section 10. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall have such functions, authority and duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

                                    ARTICLE V

                              CERTIFICATES OF STOCK

     Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction in its stock transfer books.

     Section 3. Replacement. In case of the mutilation, loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such mutilation, loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Indemnification. The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law and subject to the provisions of Section 2 of this Article VI, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation (and the Corporation may, in the sole discretion of the Board of Directors, so indemnify a person by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise), against any expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption (a) that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or (b) with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. Determination of Standard of Conduct. Any indemnification under
Section 1 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, agent or other representative is proper under the circumstances because such person has met the applicable standard of conduct set forth in said Section 1. Such determination shall be made (a) by the Board of Directors by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion, or (d) by the stockholders.

     Section 3. Expenses. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VI, or with respect to any claim, issue or matter therein (to the extent that a portion of such person's expenses can be reasonably allocated thereto), such person shall be indemnified against expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding) actually and reasonably incurred by such person in connection therewith.

     Section 4. Advancement of Expenses. Expenses (including, without limitation, attorneys' fees and expenses and any other costs and expenses incurred in connection with defending such action, suit or proceeding) incurred by a director or officer of the Corporation in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in
Section 1 of this Article VI, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under this Article VI or under any other contract or agreement between such director or officer and the Corporation. Such expenses incurred by an employee or agent of the Corporation (or by a person serving at the request of the Corporation as a director, trustee, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise) may be so paid upon the receipt of the aforesaid undertaking and such other terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 5. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or the General Corporation Law of the State of Delaware.

     Section 7. Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director, trustee, manager, member, officer, employee or agent and shall inure to the benefit of the successors, heirs, executors and administrators of such a person.

     Section 8. Certain References. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting business entity, any constituent business entity (including any constituent business entity of a constituent business entity) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, trustees, members, managers, officers, employees or agents, so that any person who is or was a director, trustee, member, manager, officer, employee or agent of such constituent business entity, or is or was serving at the request of such constituent business entity as a director, trustee, member, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VI with respect to the resulting or surviving business entity as he or she would have with respect to such constituent business entity if its separate existence had continued. In addition, for purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to serving at the request of any business entity shall include any service as a director, trustee, member, manager, officer, employee or agent of such business entity which imposes duties on, or involves services by, such director, trustee, member, manager, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 2. Corporate Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

     Section 4. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

                                  ARTICLE VIII

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.